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                                                                      EXHIBIT 99

                                               CAPTEC NET LEASE REALTY, INC.
                                               24 FRANK LLOYD WRIGHT DRIVE
                                               LOBBY L, 4TH FLOOR - P.O. BOX 544
                                               ANN ARBOR, MI 48106
                                               WWW.CAPTEC.COM

                                               NASDAQ: CRRR

AT THE COMPANY:                                AT THE FINANCIAL RELATIONS BOARD:
Patrick L. Beach     W. Ross Martin            Leslie Hunziker    Claire Koeneman       Judith Sylk-Siegel
President & CEO      Chief Financial Officer   General Info.      Analysts/Investors    Media Inquiries
(734) 994-5505       (734) 994-5505            (312) 640-6760     (312) 640-6784        (212) 455-0940
pbeach@captec.com    rmartin@captec.com

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 20, 1999

          CAPTEC NET LEASE REALTY TO MERGE AFFILIATES, CREATING LEADING
                     REAL ESTATE SPECIALTY FINANCE COMPANY;
                        PLANS TO CONVERT TO C CORP STATUS

                       STOCK REPURCHASE PROGRAM AUTHORIZED

                                   HIGHLIGHTS

          -    Mergers Broaden Real Estate Opportunities

          -    Creates Fully Integrated Management Team

          -    C Corp Structure Positions Company for Higher Growth and Enhanced
               ROE

          -    Transaction Anticipated to be Substantially Accretive to 2000
               Earnings

          -    New Quarterly Dividend Policy in Effect Upon Completion of
               Transaction

ANN ARBOR, MI, DECEMBER 20, 1999 - CAPTEC NET LEASE REALTY, INC. (NASDAQ:CRRR) today announced a series of strategic actions designed to enhance its growth opportunities and increase shareholder value. Principal among these is the signing of a definitive agreement to merge with its affiliates, Captec Financial Group, Inc. (CFG), a specialty finance company with more than $200 million in assets that serves the franchise restaurant market, and Captec Net Lease Realty Advisors, Inc. (Advisor), the company's external advisor. Upon completion of the merger, the company will assume the name Captec Financial Group, Inc. The combined company will be a market leading, fully integrated real estate specialty finance company focused on the net lease and franchise finance sectors. The company strategy will focus on value-added opportunities through a combination of investments in restaurant and retail properties net-leased to national and regional chains as well as the origination, securitization and servicing of loans to operators of franchised restaurants.

In merging these affiliates, Captec is adopting new business strategies that are inconsistent with the real estate investment trust (REIT) format. Subject to shareholder approval of these transactions, Captec plans to change its tax status from a REIT to C Corporation, allowing significantly greater flexibility in operating its business, selling assets



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Captec Net Lease Realty Inc.
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to maximize its return on investment and investing in a broader variety of assets. Additionally, as a C Corp, Captec will no longer be required to distribute 95 percent of its taxable income to shareholders, enabling the company to use retained earnings to expand upon and accelerate its growth strategies. Under this new business model, Captec does not anticipate any need in the near future to access the public equity markets to generate a higher level of growth.

"Our strategic restructuring recognizes that the net lease business is fundamentally a finance business that can operate more effectively without being subject to restrictive REIT rules," said Patrick Beach, chairman and chief executive officer. "Conversion to a C Corp structure will allow us to switch from a "buy and hold," income-oriented strategy to a profit-maximizing mode focused on producing significantly higher EPS growth and return on equity (ROE). CFG's business of originating and securitizing long-term real estate and enterprise loans complements this strategy. We have significant opportunities to grow the company, as evidenced by the more than 100 percent growth in our property development and acquisition pipeline since the beginning of the year. Unfortunately, REIT regulations and limited capital have kept us from fully benefiting from these opportunities."

The merger will also result in a fully integrated and focused management team serving one company, thus eliminating Captec's externally advised structure. The restructured company intends to pay a quarterly cash dividend of $0.11 per share, or $0.44 per share annually, once the transaction is completed. Separately, Captec announced that its board of directors approved a 500,000-share buy back.

NEW STRATEGIC PLAN
Captec's new strategy will be to focus on high-return investments in the net lease and specialty lending sectors. The combined business will offer a broad array of products to its customers including real estate net lease and mortgage financing, construction financing, equipment leasing and lending, and other synergistic and complementary products. The company will have the opportunity to utilize CFG's customer base and products to cross-sell Captec's products and customer base, and to enter into new, related lines of high-margin businesses, thereby diversifying its revenue stream.

- Property Investment Business - Captec will continue to own a substantial portfolio of net leased real estate, including retail and restaurant properties, which will generate stable earnings. At the same time, Captec will seek opportunities for increased returns, including funding property development through its network of preferred developers, acquiring properties at "wholesale" capitalization rates, selling mature assets from the existing portfolio, acquiring properties to immediately sell at a profit, and dealing in credit-tenant leases.

- Finance Business - As a combined entity with significant equity capital, Captec can rapidly grow CFG's existing finance business. Through securitizing the loans it originates, Captec expects to produce significant profits and "turn" its balance sheet several times each year through the securitization process. The company also expects to expand into other similar financial products and markets.

Combined, Captec and CFG currently have a pipeline of more than $550 million of property acquisition and development opportunities and loan commitments.



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POSITIVE FINANCIAL IMPACT
The company expects the transaction to be substantially accretive to 2000 earnings per share, and to allow Captec to grow at a significantly accelerated pace going forward. While the company will forego the tax advantage that all REITs enjoy - the exclusion from paying federal and certain state corporate income taxes - this benefit should be more than offset by the following advantages:

- Removal of REIT distribution requirements allows for a more effective use of the company's earnings, which can be "recycled" into value-added investments.

- Flexibility to operate at higher leverage ratios in line with other publicly traded finance companies.

- Ability to "turn" the company's balance sheet by selling properties and securitizing loans.

     - Captec expects to generate proceeds from an aggressive program of asset dispositions. Management has initially identified approximately $50 million in properties that it expects to offer for sale early in 2000 in conjunction with the termination of its REIT status, and intends to accelerate its property sales effort throughout the year. Captec plans to be a continuous seller of the net lease properties that it develops and acquires, focusing on buyers in the dynamic 1031 tax-free exchange market. Property sales to date have been limited by REIT regulations.

     - CFG securitizes its loan portfolio periodically to reduce its financial exposure and to profit from gains on sales. It already has successfully closed five franchise loan and/or lease securitizations and expects to close a sixth securitization of over $200 million during the first quarter of 2000.

"Our shareholders will benefit as a result of the company having more flexibility to pursue value-added investments including the opportunity to exit investments when profits can be maximized and subsequently reinvested," said Beach. "In our current format, we have not been rewarded by the market for the value we've been creating. With the new structure and strategies in place, Captec will be able to better demonstrate this value in the form of growth in earnings per share.

NEW QUARTERLY DIVIDEND POLICY
Due to Captec's emphasis on conserving internal cash flow to finance growth, the Board expects to pay a quarterly dividend of $0.11 per share, or $0.44 per share annually, upon consummation of the transaction. Meanwhile, for the 1999 fourth quarter, a regular cash dividend of $0.38 per share of common stock is expected to be declared and paid to shareholders of record, in keeping with the company's present dividend policy.

TRANSACTION TERMS
Pursuant to the definitive agreement, at closing, Captec will issue 2.75 million common shares to shareholders of CFG and the Advisor plus $2.5 million in cash payments to certain institutional warrant holders. In addition, the company will issue up to 2.0 million common shares pursuant to an earn-out agreement if it achieves certain performance targets. "This earn-out arrangement gives management proper incentives to achieve substantial EPS growth without diluting our



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existing shareholders. If we are not able to achieve returns above those which
Captec would realize on its own, then there will be no additional shares issued," stated Beach.

The merger was structured and negotiated by the Independent Committee of the Board, which excluded Messrs. Beach, W. Ross Martin and Reid Sherard. Albert T. Adams, chairman of the Cleveland office of Baker & Hostetler LLP, who has been a member of the Board since 1998, chaired the Independent Committee. "We have struggled with the REIT structure at the Board level for some time trying to reconcile a net lease buy-and-hold strategy with our shareholders' goal of maximizing value," Adams said. "This strategic restructuring resolves that dilemma, creating an integrated, high-growth real estate specialty finance company. The Independent Committee unanimously agreed that this is the right strategy and direction for the company."

Following the merger and tax reclassification, the company will continue to be governed by its existing Board of Directors. Chairman and Chief Executive Officer, Patrick Beach, and Executive Vice President and Chief Financial Officer, W. Ross Martin, will maintain leadership of the senior management team, which will include Reid Sherard, senior vice president - sales and marketing, Thomas Moir, senior vice president - net lease investments and Gary Bruder, senior vice president - general counsel. "We have a great management team that has significant experience in all facets of the net lease and specialty finance business. The fact that our team has worked together for so long will ensure the effective implementation of our new strategic plan," said Beach. The executive team of the combined company will be supported by approximately 90 employees.

TIMING AND APPROVALS
The merger and conversion to a C Corp are subject to the approval of the shareholders of the company and customary closing conditions. Captec expects to hold a special shareholder meeting during the first quarter of 2000. Captec is seeking to file a proxy statement by early January.

Captec and CFG were advised in the merger by Prudential Securities Incorporated. J.C. Bradford & Co. advised and rendered a fairness opinion to Captec's Independent Committee.

STOCK REPURCHASE PROGRAM
In a separate action, the Board of Directors passed a resolution authorizing the repurchase of up to 500,000 shares of Captec's outstanding common stock. The share repurchases are expected to be funded through a combination of currently available cash and proceeds from property sales. The repurchases may be made from time to time in the open market or in privately negotiated transactions at the discretion of management. No minimum number or value of shares to be repurchased has been fixed.

"We believe that our common stock, at recent levels, represents an excellent buying opportunity, and we intend to acquire Captec shares from time to time whenever doing so would be beneficial to our shareholders," said Beach.



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CAPTEC FINANCIAL GROUP
CFG, a privately owned commercial finance company, is one of the largest providers of financing to the franchise industry. It currently manages more than $1.3 billion of assets. CFG "banks" the franchise restaurant and retail petroleum community by offering a broad array of financing products, including mortgages and leasehold mortgages, business enterprise loans, construction loans and equipment financing.

CAPTEC NET LEASE REALTY, INC.
Captec Net Lease Realty, Inc. is currently a real estate investment trust (REIT) that invests in long-term net leased restaurant and retail properties. At September 30, 1999, Captec owned and/or managed a diversified portfolio of 257 freestanding restaurant, retail and entertainment properties throughout the United States with an average occupancy rate of 95 percent.

SAFE HARBOR STATEMENT
Statements in this press release, which are not strictly historical, are "forward-looking" statements. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others, general economic conditions; local real estate conditions; construction delays or other delays; and the availability of capital to finance planned growth; the ability of the company to achieve property disposition targets; competition within the financial services and real estate markets; the ability of the company to originate new investments; the ability of the company to maintain developer/tenant relationships; possible financial difficulties of tenants, creditors or loan customers resulting in defaulted loans or leases; fluctuations in interest rates; and fluctuations in debt capital markets as described in the company's filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the company's current operating and development plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

    FOR MORE INFORMATION ABOUT CAPTEC TOLL-FREE VIA FAX, DIAL 1-800-PRO-INFO
          (1-800-776-4636), FOLLOW THE VOICE MENU PROMPTS AND ENTER THE
               COMPANY CODE "CRRR" (2777) ON ANY TOUCH TONE PHONE.

                  VISIT THE CAPTEC WEB SITE AT: WWW.CAPTEC.COM

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